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                                                                    EXHIBIT 99.2


                         N E W S   R E L E A S E



(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE



                  KING PHARMACEUTICALS COMPLETES ACQUISITION OF
                          MERIDIAN MEDICAL TECHNOLOGIES

BRISTOL, TENNESSEE, January 9, 2003 - King Pharmaceuticals, Inc. (NYSE: KG) reported today that it has completed the previously announced acquisition of Meridian Medical Technologies, Inc. (NASDAQ: MTEC). Pursuant to the terms of the acquisition, Meridian shareholders will receive a cash price of $44.50 per share of Meridian common stock, totaling $247.8 million. The acquisition represents the combination of a premier specialty pharmaceutical company with the innovative leader in auto-injector technology.

Jefferson J. Gregory, Chairman and Chief Executive Officer of King, stated, "We are pleased to report the completion of our acquisition of Meridian Medical Technologies. King's acquisition of Meridian represents an excellent business combination, providing King with additional lines of growing exclusive pharmaceutical products, preeminent auto-injector technology, and enhanced pipeline opportunities." Mr. Gregory continued, "Our extensive infrastructure, including King's research and development, regulatory, manufacturing, quality management, and sales and marketing resources, strategically complement and enhance the potential for the continued growth of Meridian's current product lines. Moreover, King's established capabilities expand the prospects for the potential development of new and innovative products utilizing Meridian's exclusive auto-injector technology. Accordingly, we believe this transaction offers excellent opportunities for growth and should produce a very good return for our shareholders."

As previously announced, King estimates that the acquisition of Meridian should add approximately 2 cents to diluted earnings per share of King common stock, excluding synergies and special charges, during 2003. King plans to provide revised year-end 2003 projected ranges for estimated revenue and diluted earnings per share, including quarterly projections, prior to the end of January 2003.

Meridian pioneered the development, and is the leading manufacturer, of auto-injectors for the self-administration of injectable drugs. An auto-injector is a pre-filled, pen-like device that allows a patient or caregiver to automatically inject a precise drug dosage quickly, easily, safely, and reliably. Meridian's growing pharmaceutical products include EpiPen(R), an auto-injector filled with epinephrine for the emergency treatment of anaphylaxis resulting from severe or allergic reactions to insect stings or bites, foods, drugs, and other allergens, as well as idiopathic or exercise induced anaphylaxis. Other growing products include a nerve gas antidote utilizing Meridian's patented dual chambered auto-injector and injection process, and auto-injectors filled with morphine for pain management and diazepam for treatment of seizures.

Mr. Gregory added, "The market for acquisitions remains very strong, and King is currently involved in serious discussions with respect to additional potential product acquisition opportunities. Moreover, our Company is well positioned to continue the successful execution of our proven growth strategies with currently over $925 million in cash and available capacity under our revolving credit facility remaining after our acquisition of Meridian."


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King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets, and sells primarily branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the growth of Meridian's current lines of exclusive pharmaceutical products, including, but not limited to, EpiPen(R), Meridian's nerve gas antidote, and Meridian's auto-injectors filled with morphine and diazepam, statements pertaining to the enhanced pipeline opportunities provided King by its acquisition of Meridian, including DiaJect(R), statements pertaining to the ability of King's extensive infrastructure and resources to enhance the potential for growth of Meridian's current product lines, statements pertaining to the ability of King's capabilities to expand the prospects for the potential development of new and innovative products utilizing Meridian's exclusive auto-injector technology, statements pertaining to opportunities for growth created by King's acquisition of Meridian and the resulting return for King's shareholders, statements regarding potential additional acquisition opportunities for King, statements pertaining to King's ability to continue the successful execution of King's growth strategies, statements pertaining to King's acquisition of Meridian being accretive to King's earnings, and statements pertaining to King's plan to provide revised projections for revenue and diluted earnings per share prior to the end of January 2003. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on management of King's growth and integration of its acquisitions, specifically including, but not limited to, the Meridian acquisition, the ability of King to realize potential synergies from the Meridian acquisition, dependence on King's ability to successfully transfer the manufacture of Meridian's products to King's existing manufacturing facilities in compliance with the requirements of the FDA and other governmental authorities, dependence on King's ability to continue to successfully manufacture and supply its pharmaceutical products, dependence on growth of net sales of King's branded pharmaceutical products, in particular, Altace(R), Levoxyl(R), and Thrombin-JMI(R), as well as revenue and earnings per share, at a rate equal to or in excess of management's projections, dependence on growth of net sales of Meridian's pharmaceutical products, dependence on the ability of Dey L.P., an affiliate of Merck KgaA, to successfully promote EpiPen(R), dependence on the successful marketing and sales of King's and Meridian's products, dependence on King's ability to continue to acquire branded products, including through the acquisition of other pharmaceutical companies, the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, dependence on King's ability to successfully develop civilian formulations of a nerve gas antidote utilizing Meridian's patented dual chambered auto-injector and injection process, dependence on FDA approval of the ANDA now pending on DiaJect(R) and King's ability to successfully continue that approval process, dependence on King's ability to successfully develop new and innovative products utilizing Meridian's exclusive auto-injector technology, dependence on King's ability to successfully launch and market DiaJect(R) and civilian formulations of a nerve gas antidote utilizing Meridian's patented dual chambered auto-injector and injection process, the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications, New Drug Applications, supplemental New Drug Applications, and Abbreviated New Drug Applications and/or the

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review of other regulatory agencies worldwide, dependence on King's ability to maintain effective patent protection for Meridian's dual chambered auto-injector and injection process through 2010, dependence on the ability of King's dedicated field sales force representatives to successfully market King's branded pharmaceutical products, dependence on the ability of King's dedicated field sales force representatives to successfully market DiaJect(R) and civilian formulations of a nerve gas antidote utilizing Meridian's patented dual chambered auto-injector and injection process, dependence on the availability and cost of raw materials for King's and Meridian's products, dependence on King's ability to successfully negotiate, enter into, and maintain governmental contracts in relation to Meridian's pharmaceutical products, including in particular contracts with the U.S. Department of Defense, dependence on no material interruptions in supply by contract manufacturers of King's or Meridian's products, dependence on the potential effect on sales of King's existing branded pharmaceutical products and Meridian's pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products, dependence on whether our customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been, dependence on the potential effect of future acquisitions and other transactions pursuant to our growth strategies on King's financial and other projections, dependence on King's ability to timely provide revised projections for revenue and diluted earnings per share, dependence on our compliance with FDA and other government regulations that relate to our business, and dependence on changes in general economic and business conditions, changes in current pricing levels, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended September 30, 2002, which are on file with the Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    CONTACT:

        James E. Green, Vice President, Corporate Affairs - 423-989-8125

                                EXECUTIVE OFFICES
     KING PHARMACEUTICALS, INC - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620